Exhibit 10.3
NONSTATUTORY STOCK OPTION
_________, Optionee:
     PSYCHIATRIC SOLUTIONS, INC. (the “Company”), pursuant to its Amended and Restated Equity Incentive Plan (the “Plan”), has granted to you, the optionee named above, an option to purchase shares of the common stock of the Company (“Common Stock”). This option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
     The grant hereunder is in connection with and in furtherance of the Company’s compensatory benefit plan for participation of the Company’s employees (including officers), directors or consultants. Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.
     The details of your option are as follows:
     1. Number Of Shares Subject To This Option And Exercise Price. The total number of shares of Common Stock subject to this option is ___. The exercise price of this option is $  _________ per share.
     2. Vesting. Subject to the limitations contained herein, 25% of the shares will vest (become exercisable) on each anniversary of the date of grant, beginning on ___, 200_, until either (i) you cease to provide services to the Company for any reason, or (ii) this option becomes fully vested.
     3. Method Of Payment.
          (a) Method of Payment. Payment of the exercise price per share is due in full upon exercise of all or any part of this option. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:
               i. Payment of the exercise price per share in cash (including check) at the time of exercise;
               ii. With the prior approval of the Committee, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board and in accordance with the rules and regulations of the Securities and Exchange Commission which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
               iii. Provided that at the time of exercise the Company’s Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the

Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or
               iv. Payment by a combination of the methods of payment permitted by subparagraph 3(b)(i) through 3(b)(iii) above.
     4. Whole Shares. This option may only be exercised for whole shares.
     5. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.
     6. Term. The term of this option commences on ___, 200_, the date of grant, and expires on ___, 201_ (the “Expiration Date”), which date shall be no more than ten (10) years from date this option is granted, unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your provision of services as an employee, director or consultant with the Company or an Affiliate of the Company unless one of the following circumstances exists:
          (a) Your termination of provision of services as an employee, director or consultant is due to your disability. This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of provision of services as an employee, director or consultant.
          (b) Your termination of provision of services as an employee, director or consultant is due to your death. This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death.
          (c) If during any part of such three-month period you may not exercise your option solely because of the condition set forth in paragraph 5 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of three (3) months after your termination of provision of services as an employee, director or consultant.
          (d) If your exercise of the option within three (3) months after termination of your provision of services as an employee, director or consultant with the Company or with an Affiliate of the Company would result in liability under Section 16(b) of the Securities Exchange Act of 1934, then your option will expire on the earlier of (i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your provision of services as an employee, director or consultant with the Company or an Affiliate of the Company.
     This option may be exercised following your termination of provision of services as an employee, director or consultant only as to that number of shares as to which it was exercisable on the date of your termination of provision of services as an employee, director or consultant under the provisions of paragraph 2 of this option.
     7. Exercise.
          (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan.
          (b) By exercising this option you agree that, as a precondition to the completion of any exercise, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise. You also agree that the exercise of this option has not been completed and that the Company is under no obligation to issue any shares of Common Stock to you until such an arrangement is established or the Company’s tax withholding obligations are satisfied, as determined by the Company.
     8. Transferability. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.
     9. Option Not A Service Contract. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective shareholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.
     10. Notices. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.
     11. Governing Plan Document. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

     Dated the ___ day of ___, 200____.

Very truly yours, PSYCHIATRIC SOLUTIONS, INC.
By:
Duly authorized on behalf
of the Board of Directors

ATTACHMENTS:
     Equity Incentive Plan

The undersigned:
     (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and
     (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

None

(Initial)
Other

Optionee
Address

NOTICE OF EXERCISE
Psychiatric Solutions, Inc.
6640 Carothers Parkway
Suite 500
Franklin, TN 37067
Date of Exercise: __________
Ladies and Gentlemen:
     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option:	Nonstatutory

Stock option dated:	______

Number of shares as to which option is exercised:	______

Certificates to be issued in name of:	______

Total exercise price:	$______

Cash payment delivered herewith:	$______

Value of shares of common stock delivered herewith[1]:	$______
     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company’s Amended and Restated Equity Incentive Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

Very truly yours,

[1]	Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.